UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):      November 14, 2006
WEATHERFORD INTERNATIONAL LTD.
(Exact name of registrant as specified in charter)

Bermuda	1-31339	98-0371344
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

515 Post Oak Boulevard
Suite 600
Houston, Texas		77027
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (713) 693-4000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Exhibit Index Appears on Page 3

Item 1.01 Entry Into Material Definitive Agreements
Item. 9.01 Exhibit
SIGNATURE
Exhibit Index
Notice of Commitment Increase

Item 1.01 Entry Into Material Definitive Agreements.
Effective November 14, 2006, we increased the aggregate lending commitments under our primary credit facility from $750,000,000 to $1,500,000,000. The increase was effected pursuant to our Second Amended and Restated Credit Facility by a Notice of Commitment Increase delivered by us to JPMorgan Chase Bank, N.A., as administrative agent, and signed by the administrative agent and the lending banks under the facility.
In connection with the increase in our credit facility, we increased the size of our commercial paper program, which is supported by our credit facility, to $1,500,000,000 effective November 15, 2006. The net effect of these transactions is to increase our available liquidity by $750,000,000.
The Second Amended and Restated Credit Facility has previously been filed (as Exhibit 4.1 to our Form 8-K filed May 5, 2006), and the Notice of Increase is filed as an exhibit to this report.
Item. 9.01 Exhibit
(c) Exhibit
4.1	Notice of Commitment Increase, dated November 14, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEATHERFORD INTERNATIONAL LTD.

Dated: November 16, 2006	/s/ Burt M. Martin
Burt M. Martin
Senior Vice President and
General Counsel

Exhibit Index

Exhibit	Description of Exhibit
4.1	Notice of Commitment Increase, dated November 14, 2006.